Filed Pursuant to Rule 424(b)(2)
Registration No. 333-256535

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.50 % Senior Notes due 2051	$500,000,000	100.0%	$500,000,000	$46,350

(1)	The registration fee is calculated in accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 27, 2021)

$500,000,000

3.50% Senior Notes due November 2051

Interest payable May 15 and November 15.

We are offering $500 million aggregate principal amount of 3.50% Senior Notes due 2051. The notes will bear interest at the rate of 3.50% per year. Interest will be paid semi-annually on May 15 and November 15 of each year, commencing on May 15, 2022. The notes will mature on November 15, 2051. We may redeem the notes, in whole or in part, at any time and from time to time at the applicable redemption price described under “Description of Notes—Optional Redemption” in this prospectus supplement. If we experience a “Change of Control Repurchase Event,” (as defined herein) unless we have exercised our right to redeem the notes, holders of the notes may require us to offer to repurchase the notes at a price equal to 101% of the principal amount. In all cases, we will pay accrued and unpaid interest to, but excluding, the date of redemption or repurchase, as the case may be.

The notes will be our senior unsecured obligations, and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes are a new issue of securities for which there are currently no trading markets. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated dealer quotation system.

Investing in the notes involves risks. Please see “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	Per Note	Total
Price to public (1)	99.705%	$498,525,000
Underwriting discount	0.875%	$4,375,000
Proceeds, before expenses, to us (1)	98.830%	$494,150,000
(1)	Plus accrued interest from November 19, 2021, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to distribute the notes in book-entry form only through the facilities of The Depository Trust Company and its direct and indirect participants, including Clearstream and Euroclear, against payment in New York, New York on November 19, 2021.

Joint Book-Running Managers

J.P. Morgan	MUFG	US Bancorp

BofA Securities	Wells Fargo Securities

Co-Managers

PNC Capital Markets LLC	Truist Securities

BBVA	BMO Capital Markets	TD Securities	Siebert Williams Shank

November 16, 2021

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are each part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, from time to time, offer and sell to the public any or all of the securities described in the registration statement in one or more offerings. This document is in two parts. The first part, which is this prospectus supplement, describes the specific terms of this offering and other matters relating to us and the notes we are offering. The second part, which is the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the notes offered by this prospectus supplement. Generally, when we refer to the “prospectus,” we are referring to both parts combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information contained in this prospectus supplement.

We and the underwriters have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy our securities, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy our securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus and any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or the notes offered hereby are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Information that we file with the SEC subsequent to the date on the cover of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed in the “Where You Can Find More Information” section in this prospectus supplement and any future filings made with the SEC until we issue all of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and any related free writing prospectus we have authorized, together with the documents we incorporate by reference.

In this prospectus supplement, “Leggett & Platt,” “Leggett,” “Company,” “we,” “us” and “our” refer to Leggett & Platt, Incorporated and its subsidiaries, unless otherwise specified or indicated by the context, including without limitation, with respect to descriptions of the notes or their terms or provisions (which are obligations of Leggett but not any of its subsidiaries).

ALTERNATIVE SETTLEMENT CYCLE

It is expected that delivery of the notes will be made against payment therefor on or about November 19, 2021, which will be the third business day following the date hereof (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any day prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisors.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein, and any other communications in connection with this offering , may contain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, but not limited to, projections of Company revenue, income, earnings, capital expenditures, dividends, capital structure, cash flows from operations, cash repatriation, restructuring-related costs, tax impacts, effective tax rate, maintenance of indebtedness under the commercial paper program, litigation exposure, our ability to deleverage, or other financial items; possible plans, goals, objectives, prospects, strategies or trends concerning future operations; statements concerning future economic performance; possible goodwill or other asset impairment, access to liquidity, compliance with debt covenant requirements, amount of fixed costs savings, raw material availability and pricing, supply chain disruptions, labor, microchip and chemical shortages, length of time our rod mill is out of operation to replace the reheat furnace, employee termination costs, inventory levels, customer requirements, and the underlying assumptions relating to forward-looking statements. These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “project,” “should” or the like. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision.

Any forward-looking statement reflects only the beliefs of Leggett & Platt or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments, which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results.

Listed below and discussed elsewhere in further detail in this prospectus supplement, the accompanying prospectus and Item 1A Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020, as supplemented by our Current Report on Form 8-K filed May 25, 2021, and our Quarterly Reports on Form 10-Q for the quarters ending March 31, 2021, June 30, 2021 and September 30, 2021, each of which is incorporated herein by reference, are some important risks, uncertainties and contingencies that could cause actual events or results to differ materially from forward-looking statements. It is not possible to anticipate and list all of the risks, uncertainties and contingencies which may affect our future operations or our performance, or which otherwise could cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include the following:

•

the adverse impact on our trade sales, earnings, liquidity, cash flow, and financial condition caused by the COVID-19 pandemic, which has had, and depending on the length and severity of the pandemic, the percentage of the population vaccinated, and the effectiveness of any vaccines, could, in varying degrees, negatively impact, among other things (i) the demand for our products and our customers’ products, growth rates in the industries in which we participate, and opportunities in those industries; (ii) our manufacturing facilities’ ability to remain fully operational, obtain necessary raw materials and parts, maintain appropriate labor levels, and ship finished products to customers from supply chain disruptions or otherwise; (iii) operating costs related to pay and benefits for our terminated employees; (iv) our ability to collect trade and other notes receivables in accordance with their terms due to customer bankruptcy, financial difficulties, or insolvency; (v) impairment of goodwill and long-lived assets; (vi) restructuring and related costs; and (vii) our ability to borrow under our revolving credit facility, including our ability to comply with the restrictive covenants in our credit facility that may limit our operational flexibility and our ability to pay our debt;

•

inability to “deleverage” due to increases or decreases in our capital needs, which may vary depending on a variety of factors, including, without limitation, demand for our products, cash flow, any acquisition or divestiture activity, our working capital needs, and capital expenditures;

S-iii

•	our ability to manage working capital;

•	adverse changes in consumer confidence, housing turnover, employment levels, interest rates, trends in capital spending, and the like;

•

factors that could impact raw materials and other costs, including the availability and pricing of steel scrap and rod, chemicals, nonwoven fabrics, microchips, the availability of labor, wage rates, and energy costs;

•	our ability and the ability of our customers and suppliers to retain an adequate labor force in the United States as a result of potential COVID-19 vaccination and testing mandates;

•	our ability to pass along raw material cost increases through increased selling prices;

•	price and product competition from foreign (particularly Asian and European) and domestic competitors;

•	our ability to maintain profit margins if our customers change the quantity and mix of our components in their finished goods;

•	our ability to access the commercial paper market;

•	the speed at which vaccines for the COVID-19 virus are administered, the percentage of the population fully vaccinated, and the effectiveness of those vaccines against new variants;

•	our ability to maintain and grow the profitability of acquired companies;

•	adverse changes in political risk and U.S. or foreign laws, regulations, or legal systems (including tax law changes);

•	cash generation sufficient to pay the dividend on our common stock;

•	our ability to realize deferred tax assets on our balance sheet;

•	cash repatriation from foreign accounts;

•	tariffs imposed by the U.S. government that result in increased costs of imported raw materials and products that we purchase;

•	our ability to maintain the proper functioning of our internal business processes and information systems through technology failures or otherwise;

•	our ability to avoid modification or interruption of our information systems and industrial control systems through cybersecurity breaches;

•	the loss of business with one or more of our significant customers;

•	our ability to comply with environmental, social, and governance responsibilities;

•

litigation risks related to various contingencies including antitrust, intellectual property, contract disputes, product liability and warranty, taxation, environmental, and workers’ compensation expense;

•	our borrowing costs and access to liquidity resulting from credit rating changes;

•	business disruptions to our steel rod mill;

•

risks related to operating in foreign countries, including, without limitation, credit risks, ability to enforce intellectual property rights, currency exchange rate fluctuations, industry labor strikes, increased customs and shipping rates, inconsistent interpretation and enforcement of foreign laws;

•	risks relating to the United Kingdom’s exit from the European Union (commonly known as “Brexit”);

•	the effectiveness and enforcement of antidumping and countervailing duties on the import of innersprings, steel wire rod, and finished mattresses;

•	our ability to comply with privacy and data protection regulations; and

•	our ability to comply with climate change laws and regulations.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights material information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus but does not contain all of the information you need to consider in making your decision to invest in the notes. This summary is subject to, and qualified in its entirety by reference to, the more detailed information and consolidated financial statements (including the notes thereto) included or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully this entire prospectus supplement and the accompanying prospectus and should consider, among other things, the matters set forth in the section titled “Risk Factors” and the risk factors set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 as supplemented by our Quarterly Reports on Form 10-Q before deciding to invest in the notes.

THE COMPANY

Leggett & Platt was founded as a partnership in Carthage, Missouri in 1883 and was incorporated in 1901. The Company, a pioneer of the steel coil bedspring, has become an international diversified manufacturer that conceives, designs and produces a wide range of engineered components and products found in many homes, offices, automobiles and commercial aircraft. We have approximately 20,000 employees, and operate over 130 manufacturing facilities in 18 countries. We are organized into 15 business units, those units organized into seven groups, and those groups into three segments, as indicated below:

•

Bedding Products. This segment supplies a variety of components and machinery used by bedding manufacturers in the production and assembly of their finished products, as well as produces private label finished mattresses for bedding brands and adjustable bed bases. This segment is also backwardly integrated into the production and supply of specialty foam chemicals, steel rod, and drawn steel wire for our own operations and for external customers. Our trade customers for wire make mechanical springs and many other end products.

•

Specialized Products. From this segment, we supply lumbar support systems, seat suspension systems, motors and actuators, and control cables used by automotive manufacturers. We also produce and distribute tubing and tube assemblies for the aerospace industry and engineered hydraulic cylinders used in the material-handling and construction industries.

•

Furniture, Flooring & Textile Products. Operations in this segment supply a wide range of components for residential and work furniture manufacturers, as well as select lines of private label finished furniture. We also produce or distribute carpet cushion, hard surface flooring underlayment, and textile and geo components.

Leggett is a Missouri corporation with principal executive offices located at 1 Leggett Road, Carthage, Missouri 64836. Our telephone number is (417) 358-8131.

RECENT DEVELOPMENTS

Early Payoff of Term Loan A and Credit Facility Amendment

On August 31, 2021, we paid off all the remaining $280 million outstanding principal under our Term Loan A prior to its stated maturity date of January 3, 2024. Reference is made to our Current Report on Form 8-K filed with the SEC on August 31, 2021, which reported the early repayment. The Term Loan A was part of the $1.2 billion Third Amended and Restated Credit Agreement dated as of December 12, 2018, filed with the SEC on December 14, 2018 as Exhibit 10.1 to our Current Report on Form 8-K, as amended by Amendment No. 1 to the Third Amended and Restated Credit Agreement, dated May 6, 2020, filed with the SEC on May 7, 2020 as Exhibit 10.1 to our Current Report on Form 8-K, among us, JPMorgan Chase Bank, N.A., as administrative agent and the lenders named therein. The early payoff of the Term Loan A was funded by the issuance of commercial paper under our $1.2 billion commercial paper program (the “CP Program”). The Credit Agreement (as defined below) acts as support for our CP Program.

On September 30, 2021, we entered into the Amendment Agreement adopting the Fourth Amended and Restated Credit Agreement, which was filed with the SEC on October 1, 2021 as Exhibit 10.1 to our Current Report on Form 8-K, among us, JPMorgan Chase Bank, N.A., as administrative agent and the lenders named therein (the “Credit Agreement”). The Credit Agreement is a five-year, multi-currency credit facility providing us the ability, from time to time, to borrow, repay and re-borrow up to $1.2 billion, subject to covenant limitations, until the maturity date of September 30, 2026.

We intend to use the net proceeds from this offering for general corporate purposes, which will include the repayment or refinancing of existing indebtedness, including the repayment of our commercial paper indebtedness incurred for general corporate purposes and may include the repayment of our 3.40% Senior Notes due August 15, 2022 (the “2022 notes”) at maturity. See “Use of Proceeds” in this prospectus supplement.

THE OFFERING

Issuer	Leggett & Platt, Incorporated.

Securities Offered	$500 million aggregate principal amount of 3.50% Senior Notes due 2051.

Issue Date	November 19, 2021.

Maturity	The notes will mature on November 15, 2051.

Interest Rate	The notes will bear interest at a rate of 3.50% per year.

Interest Payment Dates	Interest on the notes will accrue from November 19, 2021. Interest on the notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2022.

Ranking	The notes will be our unsecured and unsubordinated obligations and will rank on parity with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

Optional Redemption	On or after May 15, 2051 (six months prior to their maturity date (the “Par Call Date”)), we may redeem the notes, in whole or in part, at any time and from time to time, on at least 15 days, but not more than 60 days, prior notice delivered to each holder of the notes to be redeemed, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

Prior to the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in “Description of Notes—Optional Redemption”), plus 25 basis points; in each case, plus accrued and unpaid interest on the notes to, but excluding, the redemption date. See “Description of Notes—Optional Redemption” in this prospectus supplement.

Repurchase at Option of Holders Upon Change of Control Repurchase Event

If we experience a Change of Control Repurchase Event (as defined in “Description of Notes—Repurchase at Option of Holders Upon Change of Control Repurchase Event”), we will be required, unless we have exercised our right to redeem the notes, to offer to repurchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of repurchase. See “Description of Notes—Repurchase at Option of Holders Upon Change of Control Repurchase Event” in this prospectus supplement.

Covenants	Under the indenture governing the notes, we have agreed to certain restrictions on our ability to incur debt secured by liens and to enter into certain transactions. See “Description of Debt Securities—Limitations on Liens,” “—Limitations on Sale and Leaseback,” and “—Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” in the accompanying prospectus.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes for general corporate purposes, which will include the repayment or refinancing of existing indebtedness, including the repayment of our commercial paper indebtedness incurred for general corporate purposes and may include the repayment of our 2022 notes at maturity. See “Recent Developments” and “Use of Proceeds” in this prospectus supplement.

Further Issues of Notes	We may, from time to time, without giving notice to or seeking the consent of the holders of the notes, issue additional notes having the same terms (except for the issue date and, in some cases, the public offering price, the first interest payment date and the initial interest accrual date) as, and ranking equally and ratably with, the notes. Any additional notes having such similar terms, together with the notes, will constitute a single series of securities under the indenture governing the notes, including for purposes of voting and redemptions. Such additional notes will only be issued as part of the series of these notes if they are fungible with the notes for U.S. federal income tax purposes.

Denomination and Form	We will issue the notes in the form of one fully registered book-entry global note registered in the name of the nominee of The Depository Trust Company, DTC or the Depositary. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary, including accounts maintained by Clearstream or Euroclear, as the case may be, in the Depositary. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of the notes under the indenture governing the notes. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of Notes—Ownership of Notes through the Depositary, Clearstream and Euroclear” in this prospectus supplement.

Risk Factors	You should read carefully and consider the information set forth in “Risk Factors” in this prospectus supplement and the risk factors set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by our Quarterly Reports on Form 10-Q before investing in the notes.

Trustee	U.S. Bank National Association

Governing Law	New York

Settlement	It is expected that delivery of the notes will be made against payment therefor on or about November 19, 2021, which will be the third business day following the date hereof. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any day prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisors.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following summary historical consolidated financial data are being provided to assist you in your analysis of an investment in the notes. You should read this information in conjunction with the consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement. The summary consolidated statement of earnings data for the years ended December 31, 2018, 2019 and 2020 and the summary consolidated balance sheet data as of December 31, 2018, 2019 and 2020 have been derived from our historical consolidated financial statements. The summary consolidated statement of earnings data for the nine months ended September 30, 2020 and 2021 and the summary consolidated balance sheet data as of September 30, 2020 and 2021 have been derived from our unaudited condensed consolidated financial statements. Our historical results are not necessarily indicative of the results to be expected in the future, and the results of interim periods are not necessarily indicative of the results for the entire year. As of January 1, 2021, we changed our method for valuing certain inventories (primarily domestic steel-related inventories) to the FIFO cost method from the LIFO cost method. The effects of this change have been retrospectively applied to all periods presented. For a more complete description of the change to FIFO from LIFO reference is made to the Company’s Current Report on Form 8-K filed with the SEC on May 25, 2021.

	Year Ended December 31,			Nine Months Ended September 30,
(In millions, except per share data)	2018	2019	2020	2020	2021
Statement of Earnings Data
Net trade sales	$4,270	$4,753	$4,280	$3,098	$3,740
Net Earnings	$324	$314	$253	$145	$297
Net Earnings per share
Basic	$2.41	$2.33	$1.86	$1.07	$2.18
Diluted	$2.39	$2.32	$1.86	$1.07	$2.17

	As of December 31,			As of September 30,
	2018	2019	2020	2020	2021
Balance Sheet Data
Cash and cash equivalents	$268	$248	$349	$245	$235
Net Property, plant and equipment	$729	$831	$785	$786	$780
Goodwill	$834	$1,406	$1,389	$1,380	$1,457
Other intangibles, net	$179	$764	$702	$715	$719
Total assets	$3,448	$4,855	$4,800	$4,704	$5,235
Current maturities of long-term debt	$1	$51	$51	$51	$300
Long-term debt (including commercial paper)	$1,168	$2,067	$1,849	$1,909	$1,766

RISK FACTORS

We believe the following risk factors, as well as those relating to our business under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by our subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference, should be considered prior to purchasing any of the notes offered for sale pursuant to this prospectus supplement. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in the reports that we file with the SEC pursuant to the Exchange Act, which will be incorporated by reference, or by a post-effective amendment to the registration statement of which this prospectus supplement forms a part. There may be additional risks that are not presently material or known. If any of the events below occur, our business, financial condition, results of operations, liquidity or access to the debt or capital markets could be materially adversely affected. The following risks could cause our actual results to differ materially from our historical experience and from any estimates or expectations set forth in forward-looking statements made in or incorporated by reference in this prospectus supplement or the documents incorporated herein by reference.

Risks Related to the Notes

We may incur additional indebtedness.

The indenture governing the notes does not prohibit us from incurring additional unsecured indebtedness in the future. We are also permitted to incur additional secured indebtedness that would be effectively senior to the notes subject to the limitations described in the sections titled “Description of Debt Securities—Limitations on Liens” and “Description of Debt Securities—Limitations on Sale and Leaseback” in the accompanying prospectus. In addition, the indenture does not contain any restrictive covenants limiting our ability to pay dividends or make any payments on junior or other indebtedness.

The terms of the indenture and the notes provide only limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes. The definition of the term “Change of Control Repurchase Event” (as defined in “Description of Notes—Repurchase at Option of Holders Upon Change of Control Repurchase Event”) does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of your notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a Change of Control Repurchase Event, we would not be required to offer to repurchase your notes prior to their maturity.

Furthermore, the indenture does not:

•	require us to maintain specific levels of revenues, income or cash flow;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Active trading markets may not develop for the notes.

The notes are a new issue of securities for which there are currently no trading markets. Although the underwriters have informed us that they currently intend to make a market in the notes after we complete the offering, they have no obligation to do so and may discontinue their market-making at any time without notice. In addition, any market-making activity will be subject to the limits imposed by federal securities laws and may be limited during the offering of the notes.

If active trading markets do not develop or are not maintained, the market prices and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of the notes;

•	our ratings published by credit rating agencies;

•	our financial performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

We cannot assure you that active markets for the notes will develop or, if developed, will continue.

Our credit ratings may not reflect all risks of an investment in the notes.

We expect the notes may be rated by at least one nationally recognized statistical rating organization. The ratings of our notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. These ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. The ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase fixed rate notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

We may not be able to repurchase the notes upon a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event, unless we have exercised our right to redeem the notes, each holder of notes will have the right to require us to repurchase all or a part of such holder’s notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. Our other notes, including the 2022 notes, the 3.80% Senior Notes due 2024, the 3.50% Senior Notes due 2027, and the 4.40% Senior Notes due 2029 have similar repurchase features. If we experience a Change of Control Repurchase Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes would result in a default under the notes, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes—Repurchase at Option of Holders Upon Change of Control Repurchase Event”.

The notes are effectively subordinated to the existing and future liabilities of our subsidiaries and to our secured debt.

Our subsidiaries are separate and distinct legal entities from us. The notes are obligations exclusively of Leggett & Platt, Incorporated and are not guaranteed by our subsidiaries, which have no obligation to pay any amounts due on the notes. Although our subsidiaries have no material indebtedness as of the date of this prospectus supplement, our subsidiaries are not prohibited from incurring additional debt or other liabilities, including senior indebtedness, that have priority over our interests in the subsidiaries. If our subsidiaries were to incur additional debt or liabilities that have priority over our interests in the subsidiaries, our ability to pay our obligations on the notes could be adversely affected. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions or limitations. Payments to us by our subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

The notes will be our senior unsecured obligations and will rank equal in right of payment to our other senior unsecured debt from time to time outstanding. As of September 30, 2021, on an actual basis, we had a carrying value of approximately $2,066 million of long-term debt and current maturities of long-term debt, all of which, other than $3 million, was unsecured indebtedness that would rank equally with the notes. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets. We do not currently have any material secured obligations.

USE OF PROCEEDS

We expect that the net proceeds from this offering will be approximately $492,550,000, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the notes for general corporate purposes, which will include the repayment or refinancing of existing indebtedness, including the repayment of our commercial paper indebtedness incurred for general corporate purposes and may include the repayment of our 2022 notes at maturity. As of November 12, 2021, our commercial paper indebtedness had various maturity dates ranging from 3 to 7 days with a weighted-average interest rate of 0.23%. Before we use the net proceeds for these purposes, we may invest them in short term investments.

CAPITALIZATION

The following table sets forth our total debt and equity capitalization as of September 30, 2021 on an actual basis and on an as adjusted basis to give effect to the sale of the notes offered hereby and the expected use of proceeds. The following information should be read in conjunction with our consolidated financial statements and the accompanying notes, which are incorporated by reference herein. Refer to “Where You Can Find More Information” in this prospectus supplement.

	At September 30, 2021
(Dollars in millions)	Actual	As Adjusted
Cash and cash equivalents	$235	$258

Current maturities of long-term debt outstanding:
3.40% Senior Notes due 2022[1,2]	$300	$300
Other	—	—

Total current maturities of long-term debt	$300	$300

Long-term debt outstanding:
3.80 % Senior Notes due 2024 [1,3]	299	299
3.50 % Senior Notes due 2027 [1,4]	495	495
4.40 % Senior Notes due 2029 [1,5]	495	495
3.50% Senior Notes due 2051 offered hereby [6,7]	—	500
Commercial paper (classified as long-term debt) [8]	470	—
Industrial development bonds (principally variable interest rates)	4	4
Capitalized leases and other [9]	3	3
Total long-term debt	$1,766	$1,796

Total Debt	$2,066	$2,096
Equity:
Common stock ($.01 par value per share)	$2	$2
Additional contributed capital	553	553
Retained earnings	2,925	2,925
Accumulated other comprehensive loss	(56)	(56)
Treasury stock	(1,848)	(1,848)

Total company equity	$1,576	$1,576
Noncontrolling interest	2	2

Total equity	$1,578	$1,578
Capitalization	$3,644	$3,674

[1]	The Senior Notes due 2022, 2024, 2027 and 2029 are unsecured and unsubordinated obligations, ranking equally to the notes offered hereby.
[2]

In 2010, we entered into forward starting interest rate swap agreements. The swaps managed benchmark interest rate risk associated with a $200 million debt issuance. The swaps had a weighted average interest rate of 4.0%. Upon the issuance of the 2022 notes, the settlement of the swap agreements resulted in a cash payment of $42.7 million, which is being amortized using the effective interest rate method each year, over the ten-year term of the 2022 notes. This converts the 3.40% interest rate into a fully weighted rate of 5.00% over the life of the notes.

[3]

In 2014, we entered into a treasury lock agreement. The treasury lock managed benchmark interest rate risk associated with a $50 million debt issuance. The treasury lock had an interest rate of 2.36%. Upon the issuance of the 3.80% Senior Notes due 2024, the settlement of the treasury lock did not result in a material gain or loss.

[4]

In 2017, we entered into certain treasury lock agreements. The treasury locks managed benchmark interest rate risk associated with a $100 million debt issuance. The treasury locks had a weighted average interest rate of 2.3981%. Upon the issuance of the 3.50% Senior Notes due 2027, the settlement of the treasury locks did not result in a material gain or loss.

[5]

In 2019, we entered into a treasury lock agreement. The treasury lock managed benchmark interest rate risk associated with $75 million debt issued. The treasury lock had an interest rate of 2.65%. Upon the issuance of the 4.40% Senior Notes due 2029, the settlement of the treasury locks did not result in a material gain or loss.

[6]	Amount presented on gross basis, excluding any discounts or offering costs.
[7]

In the third and fourth quarters of 2021, we entered into certain treasury lock agreements. The treasury locks managed benchmark interest rate risk associated with a $300 million debt issuance. The treasury locks had a weighted average interest rate of 1.86%. Upon the issuance of the 3.50% Senior Notes due 2051, the settlement of the treasury locks is not expected to result in a material gain or loss.

[8]

Our CP Program has capacity of $1.2 billion and is backed by the $1.2 billion Credit Agreement with a syndicate of 12 lenders, which expires in 2026. The Credit Agreement allows us to issue letters of credit up to $125 million. When we issue letters of credit in this manner, our capacity under the Credit Agreement, and consequently, our ability to issue commercial paper, is reduced by a corresponding amount. We currently have no outstanding letters of credit under the Credit Agreement. The Credit Agreement contains restrictive covenants, which among other things, limit: (a) as of the last day of each fiscal quarter, our Leverage Ratio of (i) Consolidated Funded Indebtedness (as defined in the Credit Agreement) minus the lesser of: (A) Unrestricted Cash (as defined in the Credit Agreement), or (B) $750 million to (ii) Consolidated EBITDA (as defined in the Credit Agreement) for the four consecutive trailing quarters, such ratio not being greater than 3.50 to 1.00, provided, however, subject to certain limitations, if the Company has made a Material Acquisition (as defined in the Credit Agreement) in any fiscal quarter, at the Company’s election, the maximum Leverage Ratio (as defined in the Credit Agreement) shall be 4.00 to 1.00 for the fiscal quarter during which such Material Acquisition is consummated and the next three fiscal quarters; (b) the principal amount of Secured Debt (as defined in the Credit Agreement) to 15% of Consolidated Total Assets (as defined in the Credit Agreement), and (c) our ability to sell, lease, transfer or dispose of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (other than accounts receivable sold in a Permitted Securitization Transaction (as defined in the Credit Agreement), products sold in the ordinary course of business and our ability to sell, lease, transfer or dispose of any of the assets of the Company or one of its subsidiaries to the Company or one of its subsidiaries, as applicable) at any given point in time; (each (a), (b) and (c) above as determined by the terms of the Credit Agreement, filed with the SEC on October 1, 2021 as Exhibit 10.1 to our Current Report on Form 8-K).

[9]	Consists primarily of machinery, vehicle and office equipment leases.

DESCRIPTION OF NOTES

General

The following description of the particular terms of the notes offered by this prospectus supplement augments, and to the extent inconsistent replaces, the description of the general terms and provisions of the debt securities under “Description of Debt Securities” on page 3 of the accompanying prospectus. The following discussion summarizes selected provisions of the Senior Indenture, dated as of May 6, 2005, between Leggett and U.S. Bank National Association (successor in interest to JPMorgan Chase Bank, N.A.), as trustee (the “Senior Indenture”). Because this is only a summary, it is not complete and does not describe every aspect of the notes and the Senior Indenture. Whenever there is a reference to defined terms of the Senior Indenture, the defined terms are incorporated by reference, and the statement is qualified in its entirety by that reference. A copy of the Senior Indenture can be obtained by following the instructions under the heading “Where You Can Find More Information” in this prospectus supplement. You should read the Senior Indenture for provisions that may be important to you but which are not included in this summary.

Principal, Maturity and Interest

The notes will be initially limited to $500 million aggregate principal amount and will mature on November 15, 2051. The notes will bear interest at 3.50% per annum. Interest on the notes will begin accruing on November 19, 2021. Interest will be paid semi-annually on May 15 and November 15 of each year, commencing on May 15, 2022 to the person in whose name the note is registered at the close of business on the May 1 or November 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year of 30-day months. If any interest payment date, any redemption date or the maturity date falls on a day that is not a business day, the required payment of principal and/or interest will be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, redemption date or maturity date, as the case may be, to the date of such payment on the next succeeding business day. Interest payable at maturity or on a redemption date will be paid to the person to whom principal is payable.

Ranking and Further Issuances of Notes

The notes will rank equally with all of our other unsecured and unsubordinated debt. We may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue debt securities having the same terms (except for the issue date and, in some cases, the public offering price, the first interest payment date and the initial interest accrual date) as, and ranking equally and ratably with, the notes. Any additional debt securities having such similar terms, together with the notes, will constitute a single series of securities under the Senior Indenture, including for purposes of voting and redemptions. Such additional notes will only be issued as part of the series of these notes if they are fungible with the notes for U.S. federal income tax purposes. As of September 30, 2021, on an actual basis, we had a carrying value of approximately $2,066 million of long-term debt and current maturities of long-term debt, all of which, other than $3 million, was unsecured indebtedness that would rank equally with the notes.

Optional Redemption

On or after May 15, 2051 (six months prior to the maturity date of the notes (the “Par Call Date”)), we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

Prior to the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at our option, at a redemption price equal to the greater of: (i) 100% of the principal amount of the notes to be redeemed, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the notes matured on the Par Call Date (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 25 basis points plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed (assuming for this purpose that the notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those notes.

“Comparable Treasury Price” means, with respect to any date of redemption, (i) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than five Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means each of (i) J.P. Morgan Securities LLC, a Primary Treasury Dealer (as defined below) selected by MUFG Securities Americas Inc. and a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. and their respective successors, and two additional primary U.S. Government securities dealers in New York, New York (each a “Primary Treasury Dealer”) selected by us and their successors; provided, however, that if any of them shall cease to be a Primary Treasury Dealer, we shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Quotation Agent, after consultation with us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York time, on the third business day preceding that date of redemption.

Notice of any redemption will be delivered at least 15 days but not more than 60 days before the date of redemption to each holder of the notes to be redeemed. Any notice of redemption may, at our discretion, be subject to one or more conditions precedent, including completion of a refinancing transaction or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, we may, in our discretion, delay the redemption date until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the notes shall be selected for redemption by the trustee by such method as the trustee shall deem fair and appropriate; provided, that as long as the notes are represented by one or more global securities, beneficial interests in the notes will be selected for redemption by the Depositary in accordance with its standard procedures.

In addition, we may at any time purchase any of the notes by tender, in the open market or by private agreement, subject to applicable law.

Repurchase at Option of Holders Upon Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our right to redeem the notes by giving notice of such redemption to each holder of the notes to be redeemed as described above, we will make an offer to each holder of the notes to repurchase all or any part (equal to $1,000 and integral multiples of $1,000 in excess thereof, provided that the unrepurchased portion of any note must be in a minimum principal amount of $2,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will send a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

Our ability to pay cash to holders of notes upon a repurchase may be limited by our then existing financial resources. See “Risk Factors” in this prospectus supplement. We may not be able to repurchase the notes upon a Change of Control Repurchase Event. Moreover, holders will not be entitled to require us to purchase their notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction that is not a Change of Control Repurchase Event. Furthermore, holders may not be entitled to require us to purchase their notes upon a Change of Control Repurchase Event in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of “Continuing Directors” below.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered (and not withdrawn) pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered (and not withdrawn); and

•	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. An offer to repurchase the notes upon a Change of Control Repurchase Event may be made in advance of a Change of Control Repurchase Event, if a definitive agreement is in place for a Change of Control at the time of the making of such an offer.

We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings. If a Change of Control Repurchase Event occurs, this may have the effect of deterring certain mergers, tender offers or other takeover attempts of us, and could have a possible adverse effect on the market price of the notes, or on our ability to obtain additional financing in the future.

Definitions

“Below Investment Grade Rating Event” occurs if the rating on the notes is lowered by each of the Rating Agencies (as defined below) and the notes cease to be rated Investment Grade by each Rating Agency on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade). If a Rating Agency is not providing a rating for the notes at the commencement of any Trigger Period, the ratings on the notes will be deemed to have been lowered below Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Below Investment Grade Rating Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

(2) the adoption of a plan relating to our liquidation or dissolution;

(3) the first day on which a majority of the members of our Board of Directors are not Continuing Directors;

(4) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding shares of our Voting Stock, measured by voting power rather than number of shares; or

(5) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving person immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, transfer, conveyance or other disposition of less than all of our properties and assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

Holders would not be entitled to require us to purchase the notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not approve a dissident slate of directors but approves them as Continuing Directors, even if our Board of Directors initially opposed the directors.

“Fitch” means Fitch Ratings and its successors.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us in accordance with the definition of “Rating Agency” below.

“Moody’s” means Moody’s Investors Service Inc., and its successors.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Paying Agent

U.S. Bank National Association, the trustee under the Senior Indenture, is our paying agent at its principal corporate trust office at U.S. Bank National Association, Corporate Trust Services, SL-MO-T3 CT, One U.S. Bank Plaza, St. Louis, MO 63101. We may at any time designate additional paying agents or rescind the designations or approve a change in the offices where they act.

Global Securities

We will issue the notes only in fully registered, book-entry form, without coupons, through the facilities of The Depository Trust Company, DTC or the Depositary, and sales in book-entry form may be affected only through a participating member of the Depositary. The notes will be represented by a global security registered in the name of the nominee of the Depositary. We will issue the notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will deposit the global security with the Depositary or its custodian and will register the global security in the name of the Depositary’s nominee. See “Global Debt Securities” beginning on page 15 of the accompanying prospectus.

Ownership of Notes through the Depositary, Clearstream and Euroclear

When you purchase notes through the Depositary system, the purchases must be made by or through a direct participant, which will receive credit for the notes on the Depositary’s records. When you actually purchase the notes, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants’ records. The Depositary will have no knowledge of your individual ownership of the notes. The Depositary’s records will show only the identity of the direct participants and the principal amount of the notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from the Depositary. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global security desires to take any actions that the Depositary, as the holder of the global security, is entitled to take, the Depositary would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

No beneficial owner of an interest in the global security will be able to transfer the interest except in accordance with the Depositary’s applicable procedures, in addition to those provided for under the Senior Indenture and, if applicable, those of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), which are two European international clearing systems similar to the Depositary. The trustee will wire payments on the notes to the Depositary’s nominee. We and the trustee will treat the Depositary’s nominee as the owner of each global security for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security.

It is the Depositary’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct participants’ accounts on the payment date based on their holdings. In addition, it is the Depositary’s current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the ultimate owner of the notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of the Depositary, the trustee or us.

Links have been established among the Depositary, Clearstream and Euroclear to facilitate the cross-market transfers of the notes associated with secondary market trading. Note holders may hold their notes through the accounts maintained by either Euroclear or Clearstream in the Depositary only if they are participants of such European international clearing system, or indirectly through organizations that are participants in such system. Euroclear and Clearstream will hold omnibus book-entry positions on behalf of their participants through customers’ securities accounts in Euroclear’s or Clearstream’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of the Depositary. All securities in Euroclear and Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through the Depositary, in accordance with the Depositary’s rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering the notes through the Depositary and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant European international clearing systems’ rules and procedures, to the extent received by its depositaries.

All information in this prospectus supplement on the Depositary, Euroclear and Clearstream is derived from the Depositary, Euroclear or Clearstream, as the case may be, and reflects the policies of such organizations. These organizations may change these policies without notice.

Sinking Fund

There is no sinking fund.

Defeasance

The notes are subject to our ability to choose “legal defeasance” and “covenant defeasance” as described under the caption “Description of Debt Securities—Defeasance; Satisfaction and Discharge” beginning on page 13 of the accompanying prospectus. The covenants subject to defeasance include the covenant described under the caption “—Repurchase at Option of Holders Upon Change of Control Repurchase Event” in this prospectus supplement.

Definitive Securities

A permanent global security is exchangeable for definitive notes registered in the name of any person other than the Depositary or its nominee, only if:

(i) the Depositary notifies us that it is unwilling, unable or no longer qualified to continue as a depositary, unless a replacement is named;

(ii) when an Event of Default on the notes has occurred and has not been cured; or

(iii) when and if we decide (subject to the procedures of the Depositary) to terminate the global security.

Same-Day Settlement and Payment

The underwriters will make settlement for the notes in immediately available or same-day funds. So long as the notes are represented by the global security, we will make all payments of principal and interest in immediately available funds. Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, so long as the notes are represented by the global security registered in the name of the Depositary or its nominee, the notes will trade in the Depositary’s Same-Day Funds Settlement System. Secondary market trading activity in the notes represented by the global security will be required by the Depositary to settle in immediately available or same-day funds. We cannot give any assurances as to the effect, if any, of settlement in same-day funds on trading activity in the notes.

Governing Law

The Senior Indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee

We maintain customary banking relationships with U.S. Bank National Association, the trustee under the Senior Indenture, and its affiliates. U.S. Bancorp Investments, Inc., an affiliate of the trustee, is one of the underwriters.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.

This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell the notes under the constructive sale provisions of the Code; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE

APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Stated Interest

Stated interest on a note will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

A U.S. Holder may recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will equal the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note will generally be equal to the amount the U.S. Holder paid for the note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding with respect to interest payments on a note or proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the holder’s name and tax identification number does not match IRS records;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Payments of Stated Interest

Subject to the discussion below concerning backup withholding and withholding on payments made to foreign accounts, interest paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

•	the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•

either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest will be subject to U.S. federal income tax at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

Subject to the discussion below concerning backup withholding and withholding on payments made to foreign accounts, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (such amount excludes any amount allocable to accrued and unpaid interest, which will be treated as interest and may be subject to the rules discussed above in “—Payments of Stated Interest”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of interest will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “—Payments of Stated Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

UNDERWRITING

Subject to the terms and conditions in the underwriting agreement between us and the underwriters named below for whom J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and U.S. Bancorp Investments, Inc. are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite the names of the underwriters below.

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$117,500,000
MUFG Securities Americas Inc.	80,000,000
U.S. Bancorp Investments, Inc.	80,000,000
BofA Securities, Inc.	60,000,000
Wells Fargo Securities, LLC	60,000,000
PNC Capital Markets LLC	35,000,000
Truist Securities, Inc.	35,000,000
BBVA Securities Inc.	10,000,000
BMO Capital Markets Corp.	10,000,000
TD Securities (USA) LLC	10,000,000
Siebert Williams Shank & Co., LLC	2,500,000

Total	$500,000,000

The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased. The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.525% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to 0.350% of the principal amount of the notes. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

In the underwriting agreement, we have agreed that:

•	We will pay our expenses related to the offering, which we estimate will be approximately $1.6 million, not including the underwriting discount.

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes.

In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate-covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate-covering transactions, they may discontinue them at any time.

The underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking, corporate trust and/or advisory services to us from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with us. Affiliates of J.P. Morgan Securities LLC, MUFG Securities Americas Inc., and U.S. Bancorp Investments, Inc. are lenders under our Credit Agreement. To the extent any of the underwriters and/or their affiliates hold any of our commercial paper under our CP Program, they may receive a portion of the net proceeds from this offering through the repayment of commercial paper indebtedness.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or any of their affiliates has a lending relationship with us, certain of those underwriters or their affiliates will routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

NOTICE TO PROSPECTIVE INVESTORS IN CANADA

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts in connection with this offering.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area (each a “Relevant State”), no notes have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of notes may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. and each person who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any notes being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA” and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Each of the underwriters has represented and agreed and undertaken that:

(i) it has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA is complied with or does not apply to Leggett; and

(ii) it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes, in, from or otherwise involving the United Kingdom.

In addition, in the UK, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

NOTICE TO PROSPECTIVE INVESTORS IN SWITZERLAND

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes.

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus supplement nor other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

NOTICE TO PROSPECTIVE INVESTORS IN HONG KONG

The notes have not been offered or sold and may not and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong). No document, invitation or advertisement relating to the notes has been issued, may be or will be issued or has been, may be or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Warning: This prospectus supplement has not been reviewed or approved by any regulatory authorities, including the Securities and Future Commission of Hong Kong and the Companies Registry of Hong Kong and neither has it been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed (in whole or in part) in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. The recipients of this prospectus supplement are advised to exercise caution in relation to any offer of the notes. If recipients are in any doubt about any of the contents of this prospectus supplement, they should obtain independent professional advice.

Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

This prospectus supplement has not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) pursuant to Section 274 of the SFA), (ii) to a relevant person (as defined under Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investor) Regulations 2018 of Singapore or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor; then securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust will not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 of the SFA except: (i) to an institutional investor under Section 274 of the SFA, or to a relevant person under Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is given for the transfer; (iii) by operation of law; or (iv) as specified in Section 276(7) of the SFA as specified in Regulation 37A of the Securities and Futures (Offer of Investments) (Securities and Securities based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04 N12: Notice on the Sale of Investment Products and MAS Notice FAA N16: Notice on Recommendations on Investment Products).

NOTICE TO PROSPECTIVE INVESTORS IN JAPAN

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The initial purchasers have agreed that they have not, directly or indirectly, offered or sold, and will not, directly or indirectly, offer or sell any notes in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED ARAB EMIRATES

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

NOTICE TO PROSPECTIVE INVESTORS IN TAIWAN

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

LEGAL MATTERS

The binding nature of the notes will be passed upon for the Company by Scott S. Douglas, Senior Vice President, General Counsel, and Secretary of the Company, Carthage, Missouri. We pay Mr. Douglas a salary and a bonus and he is a participant in various employee benefit plans offered by us and owns and has equity awards relating to shares of our common stock. Certain legal matters in connection with the notes offered hereby will be passed upon for us by Latham & Watkins LLP, New York, New York. The underwriters are being represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to Leggett & Platt, Incorporated’s Current Report on Form 8-K dated May 25, 2021, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 11 Wall Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet site at http://www.leggett.com. However, the information on our Internet site is not part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the date of this prospectus supplement and before the end of the offering of the notes (SEC File No. 001-07845):

•

Our Annual Report on Form 10-K for the year ended December 31, 2020, filed February 24, 2021, Items 6, 7 and 15 of which, and Exhibit  23 to which, have been updated by our Current Report on Form 8-K filed May 25, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed May 6, August 5 and November 5, 2021, respectively;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed April 8, 2021;

•	Our Current Reports on Form 8-K filed February 24, April 29, May 25, May 26, August 13, August 31, October 1 and November 10, 2021; and

•

The description of our common stock contained in our Form 8-A dated June 5, 1979, as amended on Form 8 dated May 10, 1984 and as updated by  Exhibit 4.7 to the Company’s Form 10-K for the year ended December 31, 2020, including any amendments or reports filed for the purpose of updating such description.

We encourage you to read our periodic and current reports, as they provide additional information about us which prudent investors find important. You may request a copy of these filings without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by writing to or by telephoning us at the following address:

Investor Relations

Leggett & Platt, Incorporated

No. 1 Leggett Road

Carthage, MO 64836

(417) 358-8131

Email: invest@leggett.com

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Rights

Units

We may offer and sell from time to time our securities in one or more classes, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. Selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of such securities by any selling security holders.

We will provide specific terms of any offering in supplements to this prospectus. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We or any selling security holder may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange under the symbol “LEG”. As of May 21, 2021, the closing price of our common stock was $54.11.

Investing in our securities involves risk. See “Risk Factors” on page 1 of this prospectus, in the documents incorporated in this prospectus by reference and in any applicable prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 27, 2021.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, as well as the documents incorporated by reference herein, whether written or oral, may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our growth and operating performance; projections of our revenue, income, earnings, capital expenditures, dividends, capital structure, cash from operations, cash repatriation, restructuring and related costs, tax impacts or other financial items, effective tax rate; maintenance of indebtedness under our commercial paper program; litigation exposure; our ability to deleverage; possible plans, goals, objectives, prospects, strategies or trends concerning future operations; statements concerning future economic performance, possible goodwill or other asset impairment; access to liquidity; compliance with our debt covenant requirements; amount of fixed cost savings; raw material availability and pricing; supply chain disruptions; labor, microchip and chemical shortages; employee termination costs; and the underlying assumptions relating to the forward-looking statements. These statements are identified either by the context in which they appear or by use of the words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “guidance” or the like. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision.

Any forward-looking statement reflects only the beliefs of Leggett & Platt or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results.

Readers should review Item 1A Risk Factors in our most recent Form 10-K, as updated by our quarterly reports on Form 10-Q, as well as “Risk Factors” in this prospectus and in any applicable prospectus supplement, for a description of important factors, many of which are beyond our control, that could cause actual events or results to differ materially from forward-looking statements. It is not possible to anticipate and list all risks, uncertainties and developments which may affect our future operations or performance, or which otherwise may cause actual events or results to differ materially from forward-looking statements. However, the known material risks and uncertainties include the following:

•

the adverse impact on our trade sales, earnings, liquidity, cash flow and financial condition caused by the COVID-19 pandemic which has had, and depending on the length and severity of the pandemic and the timing and effectiveness of any vaccines, could continue, in varying degrees, to negatively impact, among other things:

•	the demand for our products and our customers’ products, growth rates in the industries in which we participate, and opportunities in those industries;

•	our manufacturing facilities’ ability to remain fully operational, obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers;

•	operating costs related to pay and benefits for our terminated employees;

•	our ability to collect trade and other notes receivables in accordance with their terms due to customer bankruptcy, financial difficulties or insolvency;

•	impairment of goodwill and long-lived assets;

•	restructuring and related costs; and

•	our ability to borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to pay our debt;

•

inability to “deleverage” after the ECS acquisition due to increases or decreases in our capital needs, which may vary depending on a variety of factors, including, without limitation, demand for our products, cash flow, any acquisition or divestiture activity, our working capital needs and capital expenditures;

•	our ability to manage working capital;

•	adverse changes in consumer confidence, housing turnover, employment levels, interest rates, trends in capital spending and the like;

•

factors that could impact raw materials and other costs, including the availability and pricing of steel scrap and rod, chemicals, non-woven fabrics, microchips and other raw materials, the availability of labor, wage rates and energy costs;

•	our ability to pass along raw material cost increases through increased selling prices;

•	price and product competition from foreign (particularly Asian and European) and domestic competitors;

•	our ability to maintain profit margins if our customers change the quantity and mix of our components in their finished goods;

•	our ability to access the commercial paper market;

•	speed at which vaccines for the COVID-19 virus are administered, the percentage of the population vaccinated, and the effectiveness of those vaccines;

•	our ability to maintain and grow the profitability of acquired companies;

•	adverse changes in political risk, and U.S. or foreign laws, regulations or legal systems (including tax law changes);

•	cash generation sufficient to pay the dividend;

•	our ability to realize deferred tax assets on our balance sheet;

•	cash repatriation from offshore accounts;

•	tariffs imposed by the U.S. government that result in increased costs of imported raw materials and products that we purchase;

•	our ability to maintain the proper functioning of our internal business processes and information systems through technology failures or otherwise;

•	our ability to avoid modification or interruption of our information systems and industrial control systems through cybersecurity breaches;

•	the loss of business with one or more of our significant customers;

•	our ability to comply with environmental, social and governance responsibilities;

•

litigation risks related to various contingencies including antitrust, intellectual property, contract disputes, product liability and warranty, taxation, environmental and workers’ compensation expense;

•	our borrowing costs and access to liquidity resulting from credit rating changes;

•	business disruptions to our steel rod mill;

•

risks related to operating in foreign countries, including, without limitation, credit risks, ability to enforce intellectual property rights, currency exchange rate fluctuations, industry labor strikes, increased customs and shipping rates, inconsistent interpretation and enforcement of foreign laws;

•	risks relating to the United Kingdom’s exit from the European Union (commonly known as “Brexit”);

•	the effectiveness and enforcement of anti-dumping and countervailing duties on the import of innersprings, steel wire rod and finished mattresses;

•	our ability to comply with privacy and data protection regulations; and

•	our ability to comply with climate change laws and regulations.

MARKET AND INDUSTRY DATA

Unless we indicate otherwise, we base the information concerning our markets/industry contained herein on our general knowledge of and expectations concerning those markets/industry, on data from various industry analyses, on our internal research, and on adjustments and assumptions that we believe to be reasonable. However, we have not independently verified data from market/industry analyses and cannot guarantee their accuracy or completeness.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we or any selling security holders may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that we or selling security holders may offer. Each time we or such security holders offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document which we incorporate by reference is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, in this prospectus “Leggett & Platt,” “Company,” “we,” “us,” “our” and “ours” refer to Leggett & Platt, Incorporated and its subsidiaries.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K, as updated by our most recent quarterly report on Form 10-Q, and in the other subsequently filed documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment. See “Where You Can Find More Information.”

LEGGETT & PLATT, INCORPORATED

Leggett & Platt, Incorporated was founded as a partnership in Carthage, Missouri in 1883 and was incorporated in 1901. The Company, a pioneer of the steel coil bedspring, has become an international diversified manufacturer that conceives, designs and produces a wide range of engineered components and products found in many homes, offices, automobiles and aircraft. We are a Missouri corporation and our principal executive offices are located at No. 1 Leggett Road, Carthage, Missouri 64836. Our telephone number is (417) 358-8131.

WHERE YOU CAN FIND MORE INFORMATION

We electronically file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “LEG”. Information about us, including our SEC filings, is also available at our Internet site at http://www.leggett.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus (SEC File No. 001-07845):

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 24, 2021 as updated by the Company’s Current Report on Form 8-K filed May 25, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed May 6, 2021;

•	Our Current Reports on Form 8-K filed on February 24, 2021, April 29, 2021, May 25, 2021 and May 26, 2021; and

•

Portions of our definitive proxy statement on Schedule 14A filed on April 8, 2021 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020 under the Exchange Act; and

•

The description of our common stock contained in our Form 8-A dated June 5, 1979, as amended on Form 8 dated May 10, 1984 and as updated by Exhibit 4.7 to the Company’s Form 10-K for the year ended December 31, 2020, including any amendments or reports filed for the purpose of updating such description.

We will promptly provide without charge to each person to whom this prospectus is delivered a copy of any or all information that has been incorporated herein by reference but not delivered with the prospectus (other than exhibits, unless the exhibits are specifically incorporated by reference) upon the written or oral request of such person. Written requests should be directed to: Scott S. Douglas, Leggett & Platt, Incorporated, Senior Vice President, General Counsel & Secretary, No. 1 Leggett Road, Carthage, Missouri 64836. Telephone requests should be directed to Scott S. Douglas, Senior Vice President, General Counsel & Secretary at (417) 358-8131.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of such security holder’s securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling security holders may offer securities for sale under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the securities owned by the selling security holders. We will provide a prospectus supplement naming any selling security holders, the amount of securities to be registered and sold and any other terms of securities being sold by each selling security holder.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes. Such general corporate purposes may include, among other things, working capital additions, investments in or extensions of credit to our subsidiaries, capital expenditures, stock repurchases, debt repayment or financing for acquisitions. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. Except as may otherwise be specified in the applicable prospectus supplement, we will not receive any proceeds from any sales of securities by any selling security holder.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. For purposes of this description of debt securities, the terms “we,” “our,” “ours” and “us” refer only to Leggett & Platt, Incorporated and not to any of its subsidiaries.

The Indentures

The senior debt securities will be issued in one or more series under our Senior Indenture, dated May 6, 2005, between us and U.S. Bank National Association, as successor trustee. The subordinated debt securities will be issued in one or more series under a subordinated indenture, to be entered into by us and a financial institution as trustee, if and when we issue subordinated debt securities. The description of the indentures set forth below assumes that we enter into a subordinated indenture. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the applicable indenture, and may not contain all of the information you may find useful. Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We urge you to read the indentures because they, and not the summaries, define many of your rights as a holder of our debt securities. If you would like to read the indentures, they are on file with the SEC, as described under “Where You Can Find More Information.” Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference.

General

The indentures do not limit the aggregate amount of debt securities which we may issue nor do they limit other debt we may issue. We may issue debt securities under the indentures up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, the indentures will not limit the amount of other secured or unsecured debt that we may incur or issue.

The debt securities will be our unsecured general obligations. The senior debt securities will rank equally with all our other unsecured and unsubordinated obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the subordinated indenture. See “Subordination of the Subordinated Debt Securities” below. The indentures provide that the debt securities may be issued from time to time in one or more series. Unless otherwise provided, all debt securities of any one series may be reopened for issuance of additional debt securities of such series. (Section 3.1 of each indenture). We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

The applicable prospectus supplement relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including, where applicable:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	the price at which we are offering the debt securities, usually expressed as a percentage of the principal amount;

•	the date or dates on which the principal of and any premium on such debt securities, or any installments thereof, will mature or the method of determining such date or dates;

•	the rate or rates, which may be fixed, floating or zero, at which such debt securities will bear any interest or the method of calculating such rate or rates;

•	the date or dates from which any interest will accrue or the method of determining such dates;

•	the date or dates on which any interest will be payable and the applicable record dates;

•

the place or places where principal of, premium, if any, and interest, if any, on such debt securities, or installments thereof, if any, will be payable or may be redeemed, in whole or in part, at our option;

•

any of our rights or obligations to redeem, repay, purchase or offer to purchase such debt securities pursuant to any sinking fund or analogous provisions or upon a specified event and the periods, prices and the other terms and conditions of such redemption or repurchase, in whole or in part;

•	the denominations in which such debt securities will be issued;

•

any currency or currency units for which such debt securities may be purchased or in which debt securities may be denominated, in which principal of, any premium and any interest on such debt securities, or any installments thereof will be payable and whether we or the holders of any such debt securities may elect to receive payments in a currency or currency unit other than that in which such debt securities are payable;

•

any index, formula or other method used, including reference to an index based on a currency or currencies other than that in which the debt securities are stated to be payable or changes in the prices of particular securities or commodities, to determine the amount of principal, any premium and any interest payments, or any installments thereof, on the debt securities;

•

if other than the entire principal amount, the portion of the principal amount of debt securities which becomes payable upon a declaration of acceleration of maturity or the method of determining such portion;

•	the person to whom any interest is payable if other than the person in whose name such debt security is registered on the applicable record date;

•	any addition to, or modification or deletion of, any term of subordination, event of default or covenant specified in the indenture with respect to such debt securities;

•	any manner of defeasance specified for such debt securities;

•	any terms upon which the holders may convert or exchange debt securities into or for our common or preferred stock or other securities or property of us or another issuer;

•	in the case of the subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	material federal income tax considerations, if applicable; and

•	any other special terms pertaining to such debt securities. (Section 3.1 of each indenture).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange or included in any market.

None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of each indenture).

Debt securities may also be issued pursuant to the indenture in transactions exempt from the registration requirements of the Securities Act. Those debt securities will not be considered in determining the amount of securities issued under this registration statement.

Form and Denominations

Unless we specify otherwise in the applicable prospectus supplement, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of each indenture).

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement.

Optional Redemption, Prepayment or Conversion in Certain Events

The prospectus supplement relating to a particular series of debt securities which provides for the optional redemption, prepayment or conversion of such debt securities on the occurrence of certain events, such as a change of control of us, will provide if applicable:

•

a discussion of the effects that such provisions may have in deterring certain mergers, tender offers or other takeover attempts, as well as any possible adverse effect on the market price of our securities or our ability to obtain additional financing in the future;

•

a statement that we will comply with any applicable provisions of the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with any optional redemption, prepayment or conversion provisions and any related offers by us, including Rule 13e-4 if such debt securities are convertible;

•	a disclosure as to whether the securities will be subject to any sinking fund or similar provision, and a description of any such provision;

•

a disclosure of any cross-defaults in other indebtedness which may result as a consequence of the occurrence of certain events so that the payments on such debt securities would be effectively subordinated;

•	a disclosure of the effect of any failure to repurchase under the applicable indenture, including in the event of a change of control of us;

•	a disclosure of any risk that sufficient funds may not be available at the time of any event resulting in a repurchase obligation; and

•	a discussion of any definition of “change of control” contained in the applicable indenture.

Payment

Unless we specify otherwise in the applicable prospectus supplement:

•

payments in respect of the debt securities will be made in the designated currency at the office or agency we may designate from time to time, except that, at our option interest payments on debt securities in registered form may be made by checks mailed to the holders of debt securities entitled to payments at their registered addresses or, if provided in the applicable prospectus supplement or in the case of holders of $1 million or more in aggregate principal amount of debt securities, by wire transfer to an account designated by the registered holder; and

•

payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of each indenture).

If we do not pay interest when due, that interest will no longer be payable to the registered holder of the debt securities on the record date for such interest. We will pay any defaulted interest, at our election:

•

to the person in whose name the debt securities are registered at the close of business on a special record date set by the trustee between 10–15 days before the payment of such defaulted interest and at least 10 days after the receipt by the trustee of notice of the payment by us; or

•

in any other lawful manner that is consistent with the requirements of any securities exchange on which the debt securities are listed if, after we give notice to the trustee, the trustee determines the manner of payment is practicable. (Section 3.7 of each indenture).

Transfer and Exchange

Unless we specify otherwise in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency maintained for such purpose we designate from time to time. Debt securities may be transferred or exchanged generally without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of each indenture). We have appointed the trustee under the senior indenture as security registrar with respect to securities issued under that indenture.

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities and coupons, if any, and to perform or observe all covenants of each indenture; and

•	immediately after the transaction, there is no event of default under each indenture. (Section 10.1 of each indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 10.2 of each indenture).

Unless we specify otherwise in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of our properties and assets “substantially as an entirety.” As a result, it may be unclear as to whether the merger, consolidation or sale, transfer or lease of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Limitations on Liens

Unless we specify otherwise in the applicable prospectus supplement or as permitted below, neither we nor any subsidiary will create or have outstanding any mortgage, lien, pledge or other encumbrance upon any property, without providing that the debt securities will be secured equally and ratably or prior to the debt.

A subsidiary generally is any corporation or other entity of which we or one of our subsidiaries owns more than 50% of the total voting power of shares of capital stock.

The limitation on liens does not apply to:

•	liens existing on the date of the indenture;

•	liens that secure or pay the costs of acquiring, developing, refurbishing, constructing or improving that property;

•	liens on any acquired property existing at the time it is acquired by us, whether or not we assume the related indebtedness;

•	liens on property, shares of capital stock or other assets of a subsidiary existing at the time it becomes a subsidiary;

•	liens securing debt of a subsidiary owed to us or another of our subsidiaries or securing our debt to a subsidiary;

•	liens on any property, shares of stock or assets existing at the time it is acquired by us, whether by merger, consolidation, purchase, lease or some other method;

•	liens on property which the creditor has no or limited recourse to us, except to such property or proceeds from it;

•	liens on property which do not materially detract from its value;

•	any extension, renewal or replacement of any of the liens referred to above;

•	liens in connection with legal proceedings with respect to any of our material property;

•

liens for taxes or assessments, landlords’ liens, mechanics’ liens, or charges incidental to the conduct of business or ownership of property, not incurred by borrowing money or securing debt, or not overdue, or liens we are contesting in good faith, or liens released by deposit or escrow; and

•	liens for penalties, assessments, clean-up costs or other governmental charges relating to environmental protection matters.

The limitation also does not apply to any liens not excluded by the above examples if at the time and after giving effect to any debt secured by a lien such liens do not exceed 15% of our consolidated assets. (Section 12.5 of each indenture).

“Consolidated assets” is defined to mean the gross book value of the assets of the Company and our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

Limitations on Sale and Leaseback

Unless we specify otherwise in the applicable prospectus supplement or as permitted below, neither we nor any subsidiary of ours will enter into any sale and leaseback transaction. A sale and leaseback transaction occurs when we or a subsidiary of ours sells or arranges to sell or transfer a principal property back to a lender or other third party and we or our subsidiary will in turn lease the principal property back from the lender or other third party, except for temporary leases for a term, including renewals at the option of the lessee, if not more than three years and except for leases between us and one of our subsidiaries or between our subsidiaries. A “principal property” is any of our owned or leased manufacturing plants located in the United States of America, not including any plant(s) our board of directors determines are not of material importance to the business of our company and its subsidiaries taken as a whole.

The restrictions on sale and leaseback transactions do not apply where either: (a) we or a subsidiary would be entitled to create debt secured by a lien on the property to be leased in an amount at least equal to “attributable debt” (as referred to below), without equally and ratably securing the debt securities, or (b) within a period twelve months before and twelve months after the consummation of the sale and leaseback transaction, we or one of our subsidiaries generally expends on the property, an amount equal to:

•	the net proceeds of the sale of the real property leased pursuant to the transaction and we designate this amount as a credit against the transaction, or

•

part of the net proceeds of the sale of the real property leased pursuant to the transaction and we designate this amount as a credit against the transaction and apply an amount equal to the remainder due as described below.

Attributable debt is the present value discounted at the interest rate implicit in the terms of the lease of the lessee’s obligation for the remaining net rent payments due under the remaining term of the lease, including any effective renewal term or period which may, at the option of the lessor, be extended.

The limitation on sale and leaseback transactions also does not apply if at the time of the sale and leaseback we apply, within 90 days of the effective date of any transaction, a cash amount equal to the attributable debt to retire debt for money we or our subsidiaries borrowed, not subordinate to the debt securities, which matures at, or is extendible or renewable to, a date more than 12 months after the creation of the debt at the obligor’s sole option without the consent of the obligee. (Section 12.6 of each indenture).

Waiver of Certain Covenants

The indentures provide that we will not be required to comply with certain restrictive covenants, including those described above under “Limitations on Liens” and “Limitations on Sale and Leaseback,” if the holders of at least a majority in principal amount of each series of outstanding debt securities affected waive compliance with the restrictive covenants. (Section 12.7 of each indenture).

Modification or Amendment of the Indentures

Supplemental Indentures with Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities and coupons, if any.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

•	conflict with the required provisions of the Trust Indenture Act;

•	except as described in any prospectus supplement:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security,

•

reduce the principal amount, interest or any premium payable upon redemption; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the stated maturity or reduce the amount of any payment to be made with respect to any coupon,

•	change the currency or currencies in which the principal of, any premium or interest on such debt security is denominated or payable,

•

reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions of any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity date, or, in the case of redemption, on or after the redemption date,

•	limit our obligation to maintain a paying agency outside the United States for payment on bearer securities, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

•	reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of either indenture or certain defaults; or

•

modify any provisions of either indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of such debt securities of each series affected thereby. (Section 11.2 of each indenture).

Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for certain purposes, including:

•	to evidence the succession of another corporation to our rights and covenants in each indenture;

•	to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers conferred in the indenture;

•	to add any additional events of default;

•	to add or change any provisions to permit or facilitate the issuance of debt securities of any series in uncertificated or bearer form;

•

to change or eliminate any provisions, when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

•	to provide security for or guarantee of the debt securities;

•

to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities as long as such action does not materially adversely affect the interests of the holders of the debt securities;

•	to establish the form or terms of debt securities in accordance with each indenture;

•

to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect;

•	to adjust any conversion rights upon a merger of us or a sale by us of substantially all of our assets; or

•

in the case of the subordinated indenture, to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of subordinated debt securities of any series then outstanding. (Section 11.1 of each indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 11.2 of each indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities and coupons, if any, or which modifies the rights of the holders of debt securities or any coupons of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities and coupons, if any, of any other series. (Section 11.2 of each indenture).

Subordination of the Subordinated Debt Securities

Any subordinated debt securities issued by us will be subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the subordinated indenture. (Section 17.1 of the subordinated indenture). Unless we specify in the applicable prospectus supplement, the term “senior indebtedness” means the principal, any premium, and interest on:

•

all of our indebtedness, whether outstanding or thereafter created, incurred or assumed, for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the preceding clause for the payment of which we are responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

Unless we specify otherwise in the applicable prospectus supplement, senior indebtedness will not include:

•	indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business; and

•	any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the applicable debt securities. (Section 17.2 of the subordinated indenture).

Unless we specify otherwise in a prospectus supplement, no direct or indirect payment, in cash, property or securities, by setoff or otherwise, shall be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

•	we default in the payment of any principal, or any premium or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•

an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to us by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. (Section 17.4 of the subordinated indenture).

Unless we specify otherwise in the applicable prospectus supplement, all present and future senior indebtedness, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshaling of assets, shall first be paid in full before we make any payment or distribution, in cash, securities or other property, on account of subordinated debt securities in the event of:

•

any insolvency, bankruptcy, receivership, liquidation, reorganization, assignment for the benefit of creditors, marshaling of assets, readjustment, composition or other similar proceeding relating to us, our creditors or our property; or

•

any proceeding for our liquidation, dissolution or other winding-up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings. (Section 17.3 of the subordinated indenture).

Unless we specify otherwise in the applicable prospectus supplement, in any such event, payments or distributions which would be made on subordinated debt securities will generally be paid to the holders of senior indebtedness in accordance with the priorities existing until the senior indebtedness is paid in full. Unless otherwise indicated in the applicable prospectus supplement, if the payments or distributions on subordinated debt securities are in the form of our securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to senior indebtedness under such a plan, they will be made to the holders of the subordinated debt securities (Section 17.3 of the subordinated indenture). No holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated debt securities by any act or failure to act on the part of us. (Section 17.9 of the subordinated indenture).

Senior indebtedness will only be deemed to have been paid in full if the holders of that indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness.

After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of our creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by us on account of senior indebtedness and not on account of subordinated debt securities. (Section 17.7 of the subordinated indenture).

The subordinated indenture provides that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of subordinated debt securities of any series then outstanding. (Sections 11.1 and 11.2 of the subordinated indenture.) The prospectus supplement relating to such subordinated debt securities would describe any such change.

The prospectus supplement delivered in connection with the offering of a series of subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

As of March 31, 2021, we had a carrying value of $2.0 billion of long-term debt and current maturities of long-term debt, all of which, other than $4 million, was unsecured debt that would rank equally with any senior debt securities. The secured portion of the long-term debt consisted of finance leases and other notes. We will disclose material changes to this amount in any prospectus supplement relating to an offering of our debt securities. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or information incorporated by reference will set forth the approximate amount of indebtedness senior to such subordinated indebtedness outstanding as of a recent date. The subordinated indenture will place no limitation on the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness constituting senior indebtedness. Except as noted above, our outstanding short-term and long-term indebtedness would rank equally with our senior debt securities and all such indebtedness would be prior in right of payment to the subordinated debt securities.

Events of Default

Unless we specify otherwise in a prospectus supplement, an event of default with respect to any series of debt securities issued under each indenture means:

•	default for 30 days in the payment of any interest on any debt security of such series when due;

•	default in the payment of the principal of, and any premium on, any debt security of such series when due;

•	default for 30 days in the deposit of any sinking fund payment when due by the terms of any debt security of such series;

•

default for 90 days after we receive notice from the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series in the performance of any covenant or breach of any warranty in the indenture governing that series;

•

default as defined under any other debt instrument with an outstanding amount due exceeding $50,000,000 that is accelerated and that continues for 10 days without being discharged or the acceleration being rescinded after the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series notifies us of the acceleration;

•	certain events of bankruptcy, insolvency or receivership; or

•	any other events which we specify for that series, which will be indicated in the prospectus supplement for that series. (Section 5.1 of each indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of a payment default, the trustee may withhold such notice if it determines that such withholding is in the interest of the holders. (Section 6.2 of each indenture).

If an event of default occurs and is continuing in respect of any outstanding series of debt securities, the trustee of the senior or subordinated indentures or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the applicable principal amount of all of the debt securities of that series to be immediately due and payable. However, with respect to any debt securities issued under the subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVII of the subordinated indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. (Section 5.2 of each indenture).

Unless we specify otherwise in a prospectus supplement, if an event of default because of certain events of bankruptcy, insolvency or receivership as described above shall occur and be continuing, then the principal amount of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. (Section 5.2 of each indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series. (Section 5.13 of each indenture).

We must file annually with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 12.2 of each indenture).

Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.3 of each indenture).

Subject to indemnification requirements and other limitations set forth in the applicable indenture, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of each indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance. Each indenture provides that we may be discharged from our obligations with respect to the debt securities of any series, as described below. These provisions will apply only to any registered securities denominated and payable in U.S. dollars, unless otherwise specified in a prospectus supplement. The prospectus supplement will describe any defeasance provisions that apply to other types of debt securities. (Section 15.1 of each indenture).

At our option, we may choose one of the following alternatives:

•

We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•

Alternatively, we may decide not to comply with the covenants described under the headings “Limitations on Liens,” “Limitations on Sale and Leaseback” and certain covenants described under “Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and any additional covenants which may be set forth in the applicable prospectus supplement. Any noncompliance with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be discharged from our obligations if we irrevocably deposit with the trustee, in trust, sufficient money and/or U.S. Government Obligations (as referred to below), in the opinion of a nationally recognized firm of independent public accountants, to pay principal, including any mandatory sinking fund payments, any premium, and interest on the debt securities of that series on the maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling which provides that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 15.2 of each indenture).

In addition, with respect to the subordinated indenture, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under “Subordination of the Subordinated Debt Securities” above, would prevent us from making payments of principal of, and any premium and interest on subordinated debt securities and coupons at the date of the irrevocable deposit referred to above. (Section 15.2 of the subordinated indenture).

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series on the dates installments of interest or principal are due but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“U.S. Government Obligations” generally means securities which are (1) direct obligations of the United States backed by its full faith and credit, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include certain depository receipts. (Section 15.2 of each indenture).

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. (Section 15.2 of each indenture).

There may be additional provisions relating to defeasance which we will describe in the applicable prospectus supplement. (Section 15.1 of each indenture).

Conversion or Exchange

Any series of the debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus or other property or securities of us or other securities or property of another issuer. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Sections 3.1 and 16.1 of each indenture).

Notices to Registered Holders

Notices to registered holders of debt securities will be sent by mail to the addresses of those holders as they appear in the security register. (Section 1.5 of each indenture).

Replacement of Securities

We will replace any mutilated debt security at the expense of the holder upon surrender of the mutilated debt security to the trustee in the circumstances described in the indenture. We will replace debt securities that are destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft of the debt securities satisfactory to us and to the trustee in the circumstances described in the indenture. In the case of a destroyed, lost or stolen debt security, an indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement debt security will be issued. (Section 3.6 of each indenture).

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of each indenture).

Regarding the Trustee

U.S. Bank National Association is trustee under the senior indenture and unless otherwise specified in the applicable prospectus supplement, is expected to act as trustee under the subordinated indenture. U.S. Bank is a lender under our primary credit facility and is also a trustee for certain of our other debt instruments. From time to time, we may also enter into other banking or other relationships with U.S. Bank or its affiliates.

If a trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to outstanding notes or debentures or continuing to be a creditor of Leggett in certain circumstances), it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. (Section 1.1 of each indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of each indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus or in an applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture. (Sections 1.1 and 6.10 of each indenture).

Global Debt Securities

Unless we specify otherwise in a prospectus supplement for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form and will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities will be registered in the name of the depositary or its nominee, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities. Under the terms of the indentures, our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustees have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.

Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide (subject to the procedures of the depositary) to terminate a global security. (Section 3.4 of each indenture).

A prospectus supplement may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

The Depository Trust Company. Unless otherwise indicated in the prospectus supplement, The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered debt securities certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.

Purchases of debt securities under the DTC system must be made by or through participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through whom the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the debt securities documents. For example, beneficial owners of debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

A Beneficial Owner shall give notice to elect to have its debt securities purchased or tendered through its participant and shall affect delivery of such debt securities by causing the participant to transfer the participant’s interest in the debt securities on DTC’s records. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of the tendered debt securities to the tender agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor depository is not obtained, the debt securities certificates are required to be printed and delivered.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of debt securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of some of the terms of our common and preferred stock. You should refer to Exhibit 4.7 of our Annual Report on Form 10-K filed on February 24, 2021 and subsequent incorporated documents for additional information about our capital stock, as described in “Where You Can Find More Information.”

Common Stock

As of the date of this prospectus, we are authorized to issue up to 600,000,000 shares of common stock, par value $0.01 per share. As of May 21, 2021, 133,263,941 shares of common stock were outstanding. Our common stock is listed on the New York Stock Exchange under the trading symbol “LEG.”

Dividends. Holders of common stock are entitled to receive dividends, in cash, securities, or property, as may from time to time be declared by our board of directors, subject to the rights of holders of the preferred stock, if any.

Voting. Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the shareholders.

Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holder of common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.

Miscellaneous. Once shares of common stock are fully paid, they are non-assessable. Also, the shares have no subscription, conversion or preemptive rights.

Preferred Stock

The following is a description of general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

All of the terms of the preferred stock are, or will be contained in our Articles of Incorporation or in one or more certificates of designation relating to each series of the preferred stock, which will be filed with the SEC at or prior to the issuance of the series of preferred stock.

Our Articles of Incorporation vest our board of directors with authority to issue up to 100,000,000 shares of preferred stock, no par value per share, from time to time in one or more classes and one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolutions providing for the issuance of such stock adopted by our board of directors. As of May 21, 2021, no shares of preferred stock were outstanding.

Our board of directors is authorized to fix or determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series the following information:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•	the voting rights appertaining to shares of preferred stock;

•	the rate and conditions, if any, under which dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative;

•	the price, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

•	the rights, if any, which the holders of shares of the series have in the event of our liquidation, dissolution or winding up of our affairs;

•

the rights, if any, of holders of a series of preferred stock to convert or exchange such shares for shares of any other class or series of our capital stock or any other corporation, including the determination of the price or the rate applicable to such right to convert or exchange and the adjustment thereof, the time during which the rights to convert or exchange will be applicable and the time during which a particular price or rate will be applicable; and

•	any other preferences, rights, privileges, qualifications, limitations and restrictions applicable to the series as may be permitted by law.

Before we issue any shares of preferred stock of any class or series, a certificate setting forth a copy of the resolutions of our board of directors, fixing the voting power, designations, preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of preferred stock of such class or series, and the number of shares of preferred stock of such class or series, authorized by our board of directors to be issued will be made and filed in accordance with applicable law and set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The description of certain provisions of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading “Where You Can Find More Information.”

The applicable prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever:

•	any cash dividend or other cash distribution becomes payable;

•	any distribution other than cash is made;

•	any rights, preferences or privileges are offered with respect to the preferred stock;

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

•

the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms may include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	terms relating to the currency or currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, common stock, preferred stock or other securities described in this prospectus will not be exercisable until at least one year from the date of sale of the warrant.

The applicable prospectus supplement will describe the specific terms of any warrant units. The applicable prospectus supplement will also state whether any of the generalized provisions summarized above do not apply to the warrants or warrant units being offered.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, shares of our common stock, preferred stock or depositary shares, warrants or rights at a future date or dates. The price per security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. The payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, which may include one or more of the following:

•

the stated amount a holder will be obligated to pay in order to purchase our debt securities, common stock, preferred stock, depositary shares, warrants or rights or the formula to determine such amount;

•

the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•

the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations or government securities;

•	the terms of any pledge arrangement relating to any underlying securities; and

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The applicable prospectus supplement will also state whether any of the generalized provisions summarized above do not apply to the purchase contracts and any applicable underlying security being offered.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the purchase contracts. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of purchase contracts or purchase contract units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, depositary shares, purchase contracts, or warrants. These rights may be issued independently or together with any other security and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, which may include one or more of the following:

•	the date of determining the shareholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each shareholder;

•

the exercise price payable for each share of common stock, preferred stock, depositary shares, purchase contracts, or warrants upon the exercise of the rights, including any provisions for changes or adjustments to the exercise price;

•	the number and terms of the shares of common stock, preferred stock, depositary shares, purchase contracts, or warrants which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights.

The applicable prospectus supplement will also state whether any of the generalized provisions summarized above do not apply to the rights and any applicable underlying security being offered.

The descriptions of the rights and any applicable underlying security in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the rights. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of rights and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will also state whether any of the generalized provisions summarized above do not apply to the units and any applicable underlying security being offered or pledge or depository arrangements.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We or any selling security holder may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	through agents or dealers;

•	to or through underwriters;

•	directly by us or by any selling security holder to purchasers; or

•	through a combination of any of these methods.

We will describe the details of any such offering and the plan of distribution for any securities offering by us or any selling security holder in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Scott S. Douglas, Senior Vice President – General Counsel & Secretary of Leggett & Platt, Incorporated will issue an opinion regarding the validity of the securities. We pay Mr. Douglas a salary and a bonus and he is a participant in various employee benefit plans offered by us and owns and has equity awards relating to shares of our common stock. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel who we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Leggett & Platt, Incorporated’s Current Report on Form 8-K dated May 25, 2021, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.